Exhibit 10(a)




                        December 3, 1997


                   Peoples Energy Corporation

          After discussion, on motion duly made and seconded, the

following resolutions were unanimously adopted:

                    RESOLVED, That, subject to the
          approval by the holders of a majority of the outstanding shares of common stock of the Company at its Annual Meeting of Shareholders to be held February 27, 1998, the Long-Term Incentive Compensation Plan be, and hereby is amended to provide that the number of stock options granted under the LTIC Plan to any individual during any one fiscal year may not exceed 60,000 and that the number of stock appreciation rights granted under the LTIC Plan to any individual during any one fiscal year may not exceed 60,000; and

                    RESOLVED FURTHER, That the
          amendment to the LTIC Plan described in the preceding resolution be submitted to the shareholders of the Company at the Annual
          Meeting of Shareholders to be held on
          February 27, 1998, with the recommendation of the Board of Directors that it be approved; and

                    RESOLVED FURTHER, That the
          Secretary of the Company be, and he hereby is, directed to initial a copy of the amended LTIC Plan presented to the Board and file it with the important papers of this meeting.